EXHIBIT 99.1
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NEXTWAVE WIRELESS LLC
                                                          12670 HIGH BLUFF DRIVE
                                                             SAN DIEGO, CA 92130


FOR IMMEDIATE RELEASE

                                                              SEPTEMBER 18, 2006


                  NEXTWAVE WINS HIGHEST NUMBER OF AWS LICENSES
                                 IN FCC AUCTION

          154 AWS LICENSES EXPAND NEXTWAVE'S U.S. SPECTRUM FOOTPRINT TO
                             OVER 242 MILLION POPS



SAN DIEGO, CA - September 18, 2006 - AWS Wireless, a wholly owned subsidiary of NextWAVE Wireless LLC, announced today it has been declared the provisional winning bidder, in the AWS auction, conducted by the Federal Communications Commission, for 154 Advanced Wireless Services (AWS) licenses covering 63 million people in the United States. The licenses, subject to final FCC regulatory approval, include markets such as Pittsburgh, Puerto Rico, Indianapolis, Sacramento, New Orleans, Tulsa, Little Rock, El Paso, Albany, Louisville, Sarasota, Anchorage, and Fort Myers.

As one of 168 bidders qualified to participate in the AWS auction, NextWAVE bid a total of $115.5 million for 154 AWS licenses at an average price of $0.12 per MHz-POP. The total amount bid by all participants in the auction exceeded $13.8 billion, at an average price of $0.51 per MHz-POP. NextWAVE's bid total is less than the $143 million up-front deposit it paid to the FCC prior to the auction, entitling the company to a return of approximately $28 million.

"We are delighted with the results of the AWS auction. When combined with our existing WCS and BRS/EBS spectrum, these new AWS licenses provide us with a nationwide spectrum footprint of over 242 million pops that covers 10 of the top 10 and 21 of the top 25 cities in the country," said Allen Salmasi, president and chief executive officer of NextWAVE Wireless LLC. "We also applaud the FCC for designing and implementing a highly efficient and sound auction that sold over 1,100 licenses in just 28 days."

NextWAVE is currently developing WiMAX semiconductors and other wireless broadband technologies for mobile device and network infrastructure manufacturers and for wireless service operators. "We believe that the combination of our low-cost nationwide spectrum and our innovative mobile broadband technologies, which are slated to begin field trials in 2007, has

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given us the ability to provide our future service provider partners with the opportunity to offer exciting and ground-breaking mobile broadband services to consumers," Salmasi added.

ABOUT NEXTWAVE WIRELESS LLC

NextWAVE Wireless LLC is a wireless technology company engaged in the development of next-generation mobile broadband and wireless multimedia products, technologies, and services. Founded in 2005 and comprised of highly experienced wireless industry veterans from Airtouch, AT&T Wireless, Intel, Microsoft, Motorola, Nokia, NYNEX, QUALCOMM, and Texas Instruments, NextWAVE Wireless develops WiMAX semiconductors, network components and device reference designs. Its PacketVideo subsidiary, a global provider of embedded multimedia software for mobile phones and converged devices, provides a wide range of multimedia solutions to many of the leading wireless carriers and handset manufacturers worldwide. Visit NextWAVE Wireless at www.nextwave.com.


NOTE REGARDING FORWARD-LOOKING STATEMENTS


This press release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual events or results could differ materially from the events or results predicted or from any other forward-looking statements made by, or on behalf of, NextWAVE, and should not be considered as an indication of future events or results. Important factors that could cause actual events or results to differ materially include: our ability to develop and commercialize mobile broadband products and technologies; consumer acceptance of WiMAX technology; our ability to enter into and maintain network partner relationships;; changes in government regulations; changes in capital requirements; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of NextWAVE with the Securities and Exchange Commission, including our Registration Statement on Form 10. All such documents are available through the SEC's website at www.sec.gov. NextWAVE makes no commitment to revise or update any forward-looking statements in order to reflect changes in events or circumstances after the date any such statement is made, except as may be required pursuant to applicable law.


MEDIA CONTACTS:

Roy Berger
NextWave Wireless LLC
(203) 742-2572
rberger@nextwave.com


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